Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of AG Mortgage Investment Trust, Inc. of our report dated February 22, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in AG Mortgage Investment Trust, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
New York, NY
May 7, 2021

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